UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2021

ROOT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39658	84-2717903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 E. Rich Street, Suite 500

Columbus, Ohio 43215

(Address of principal executive offices and zip code)

(866) 980-9431

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ROOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Investment Transaction

On August 11, 2021, Root, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Carvana Group, LLC (“Carvana”), relating to the issuance and sale by the Company to Carvana of shares of convertible preferred stock to be designated as the Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), and the issuance by the Company to Carvana of warrants (the “Warrants”) to purchase shares of the Company’s Class A common stock (the “Class A Common Stock”).

In consideration for an approximately $126 million cash investment by Carvana in the Company (the “Investment”), the Company has agreed to issue and sell to Carvana, at the closing of the transactions contemplated by the Investment Agreement (the “Closing”), shares of Preferred Stock with an initial liquidation preference equal to the purchase price that will be convertible at a price of $9.00 per share into approximately 14 million shares of Class A Common Stock. This represents 5.0% of the aggregate number of issued and outstanding shares of the Company’s common stock (including shares of the Company’s Class B common stock) on a fully-diluted basis as of August 11, 2021.

At the Closing of the Investment, subsidiaries of the Company and Carvana will enter into a commercial agreement with a five (5) year term that will memorialize an exclusive partnership under which the parties will develop an integrated automobile insurance solution for Carvana’s online car buying platform (the “Integrated Platform”). Under this commercial agreement, the Company will pay commissions to Carvana for insurance policies purchased by Carvana customers through the Integrated Platform, and engage in an enterprise total loss replacement vehicle solution. The commercial agreement will contain mutually agreed remedies for breaches of exclusivity, including the payment of fees by the breaching party and the forfeiture or vesting of outstanding tranches of the Warrants which remain subject to performance vesting conditions.

In addition, at the Closing of the Investment, the Company will issue eight tranches of Warrants, which, if fully exercised by Carvana for cash, will provide Carvana with the opportunity to purchase approximately 129 million shares of Class A Common Stock representing 29.9% of the aggregate number of issued and outstanding shares of the Company’s common stock (including shares of the Company’s Class B common stock) on a fully-diluted basis as of August 11, 2021, subject to the respective exercise prices and conditions to exercise set forth in the Warrants.

The Closing of the Investment, which is subject to certain specified conditions (including expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976), is expected to occur within 45-60 days. However, the Investment Agreement may be terminated by either the Company or Carvana if the Closing has not occurred by February 11, 2022.

Certificate of Designations for Preferred Stock

In connection with the issuance and sale the Preferred Stock to Carvana pursuant to the Investment Agreement, the Company will file a Certificate of Designations with the Secretary of State of the State of Delaware in respect of the Preferred Stock (the “Certificate of Designations”) at the Closing. Assuming the Closing occurs, the Certificate of Designations will designate the rights and restrictions of the Preferred Stock, the material terms of which are described below:

•

The Preferred Stock will have an aggregate initial liquidation preference of approximately $126 million and will be convertible into shares of Class A Common Stock at an initial conversion price of $9.00 per share of Class A Common Stock.

•

The Preferred Stock will be issued as perpetual securities with no fixed maturity date, and the Preferred Stock will rank superior to all junior Company stock, including both the Class A Common Stock and the shares of the Company’s Class B common stock.

•

The Preferred Stockholders will not be entitled to any dividends, except under certain circumstances as specified in the Certificate of Designations following the fifth anniversary of the earlier of the date of completion of the Integrated Platform or 18 months following Closing (such earlier date, the “Reference Date”) following which the Preferred Stockholders will be entitled to dividends at a rate of 5.0% per annum.

•	The Preferred Stock will be mandatorily convertible or redeemable in connection with any change of control of the Company.

•

The Preferred Stockholders will have voting rights with the common stockholders on an as-if-converted basis, and will have the right to vote as a separate class in a limited number of circumstances as specified in the Certificate of Designations.

Warrants

Assuming the Investment closes, eight tranches of Warrants will be issued to Carvana (three tranches of which are “short-term Warrants” and five tranches of which are “long-term Warrants”). The short-term Warrants will expire three years following the Reference Date and long-term Warrants will expire five years after the Reference Date. The short-term Warrants will have exercise prices of $10.00 to $12.00 and the long-term Warrants will have exercise prices of $10.00 to $30.00. The Warrants will also be subject to certain conditions to exercise, including relating to the achievement of defined milestones tied to the development of the Integrated Platform and insurance sales through the Integrated Platform.

Investment Agreement

Assuming the Investment closes, Carvana will become entitled to certain governance, consent and registration rights contemplated by the Investment Agreement. Carvana’s governance rights under the Investment Agreement include the right to appoint Ernest Garcia III, the President and Chief Executive Officer of Carvana, to the board of directors of the Company (the “Board”). Carvana will no longer be entitled to appoint Mr. Garcia to the Board if Carvana ceases to beneficially own any of the Preferred Stock acquired by Carvana at the Closing.

In connection with the Investment Agreement, Carvana has agreed to become subject to customary standstill and non-transfer restrictions in respect of the Preferred Stock and the Warrants for a five (5)-year period following the Closing, subject to certain limited exceptions in the Investment Agreement.

Carvana has also covenanted in the Investment Agreement to make all required insurance regulatory filings with the Company’s domestic insurance regulators in the event that the conversion of the Preferred Stock or exercise of the Warrants would cause Carvana to hold in excess of 9.9% of the outstanding voting stock of the Company.

The foregoing description of the Investment Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Investment Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, pursuant to the terms of the Investment Agreement, the Company has agreed to issue and sell shares of Preferred Stock and issue Warrants to Carvana. This issuance and sale of Preferred Stock and issuance of Warrants will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. Carvana represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Preferred Stock and Warrants are being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing shares of the Preferred Stock and the Warrants.

Item 7.01 Regulation FD Disclosure.

On August 11, 2021, the Company issued a press release announcing the execution of the Investment Agreement. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in, or incorporated into, this Item 7.01, including Exhibit 99.1 attached hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be incorporated by reference into any registration statement or other filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference. This report shall not be deemed an admission as to the materiality of any information in this report that is being disclosed pursuant to Regulation FD.

Item 8.01 Other Events.

As described above, at the Closing, subsidiaries of the Company and Carvana will enter into the commercial agreement. The Company expects the commercial agreement with Carvana to increase the Company’s growth in gross written premiums and materially lower customer acquisition costs.

Forward Looking Statements

This Current Report on Form 8-K and any oral related statements made by representatives of Root may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may relate to, among other things, expectations, estimates and projections concerning the timing and success of the proposed transaction announced herein, future operations, strategies, plans, partnerships, investments, financial results or other developments, and are subject to assumptions, risks and uncertainties. Statements such as “guidance”, “expect”, “anticipate”, “strong”, “believe”, “intend”, “goal”, “objective”, “target”, “position”, “potential”, “will”, “may”, “would”, “should”, “can”, “deliver”, “accelerate”, “enable”, “estimate”, “projects”, “outlook”, “opportunity”, “expansion”, “creation” or similar words, as well as specific projections of future events or results qualify as forward-looking statements. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by Root and include the possibility that the closing conditions for the proposed transaction may not be satisfied. Factors that may cause our actual decisions or results to differ materially from those contemplated by these forward-looking statements include, but are not limited to: the ability to implement the features discussed herein, reduce customer acquisition costs, and realize other expected benefits related to the proposed transaction, the ability to secure regulatory approval and close the proposed transaction within the expected timeframe or at all, and the factors that can be found in Root’s Form 10-K and Forms 10-Q filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and Root undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently disclosed or anticipated by Root will not materially adversely affect our results of operations or plans. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are being furnished with this Form 8-K.

Exhibit Number	Description

10.1	Investment Agreement, dated as of August 11, 2021, by and between Root, Inc. and Carvana Group, LLC.

99.1	Press Release, dated August 11, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2021

ROOT, INC.

By:	/s/ Daniel Rosenthal
Daniel Rosenthal Chief Financial Officer

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